EXHIBIT A

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 17, 2002 (as amended or modified from time to time, this “Amendment”), is by and among HANDLEMAN COMPANY, a Michigan corporation (the “Company”), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (individually, a “Borrowing Subsidiary” and, collectively, the “Borrowing Subsidiaries”) (the Company and the Borrowing Subsidiaries may each be referred to as a “Borrower” and, collectively, as the “Borrowers”), the lenders party hereto from time to time, (the “Banks” and individually, a “Bank”), STANDARD FEDERAL BANK, as administrative agent for the Banks (in such capacity, the “Agent”), KEYBANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”) and FIRSTAR BANK, as documentation agent (in such capacity, the “Documentation Agent”).

R E C I T A L

The Company, the Subsidiary Borrowers, the Banks, the Agent, the Syndication Agent and the Documentation Agent are parties to a Credit Agreement dated as of August 8, 2001 (as amended, the “Credit Agreement”). The Company and the Subsidiary Borrowers desire to amend the Credit Agreement, and the Agent, the Syndication Agent, the Documentation Agent and the Banks are willing to do so in accordance with the terms hereof.

T E R M S

In consideration of the premises and of the mutual agreements herein contained, the parties agree

ARTICLE 1.

AMENDMENTS

The Credit Agreement shall be amended as follows:

1.1 The definition of Borrowing Base is restated as follows:

“Borrowing Base” shall mean, as of any date, the sum of (a) 80% of the net accounts receivable of the Company, each Foreign Subsidiary which is a Guarantor and organized under the laws of the United Kingdom or Canada and each Domestic Subsidiary which are not subject to any Lien as of such date and (b) 100% of the cash and cash equivalents of the Company, each Foreign Subsidiary which is a Guarantor and organized under the laws of the United Kingdom or Canada and each Domestic Subsidiary which are not subject to any Lien as of such date, all as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles; provided that the aggregate amount included in the Borrowing Base with respect to the net accounts receivable and cash and cash equivalents of any Foreign Subsidiary which is a Guarantor shall not exceed the amount of the Guaranty of such Foreign Subsidiary if such Guaranty is limited in amount.

1.2 The definition of Termination Date is restated as follows:

“Termination Date” shall mean the earlier to occur of (a) August 6, 2005 and (b) the date on which the Commitments shall be terminated pursuant to Section 2.4 or 6.2.

ARTICLE 2.

REPRESENTATIONS

The Company represents and warrants to the Agent and the Banks that:

2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and are not in contravention of any material law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company’s articles of incorporation or by-laws, or of any material contract or undertaking to which the Company is a party or by which the Company or its property is bound or affected and do not result in the imposition of any Lien except for Permitted Liens.

2.2 This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

2.3 After giving effect to the amendments and waivers herein contained, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

ARTICLE 3.

CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date hereof, provided that each of the following has been satisfied:

3.1 This Amendment shall be signed by the Company and the Banks.

3.2 Each existing Guarantor shall have executed the Consent and Agreement attached hereto.

3.3 Certain Foreign Subsidiaries of the Company required by the Agent, including without limitation Handleman UK Limited, Handleman Company of Canada Limited and Handleman Online, Inc., shall become Guarantors, and shall deliver such executed Guaranties and such resolutions, corporate documents and certificates and legal opinions as required by the Agent.

3.4 The Company shall deliver to the Agent such board resolutions, incumbency certificates and legal opinions required by the Agent.

3.5 The Company shall pay to the Agent, for the pro rata benefit of the Banks, a fee equal to 10 basis points on each such Bank’s Commitments.

3.6 The Company shall deliver to the Agent such other agreements and documents in connection herewith as requested by the Agent.

ARTICLE 4.

MISCELLANEOUS.

4.1 References in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

4.3 The Company acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Loan Documents and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Documents. The Company represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

4.4 Except as expressly amended hereby, the Company agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any Loan Document or any transactions in connection therewith. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

HANDLEMAN COMPANY

By: Thomas C. Braum, Jr.

Title: Senior Vice President, CFO

STANDARD FEDERAL BANK, as a Bank and as Agent

By:__________________________

Title:_________________________

KEYBANK NATIONAL ASSOCIATION, as a Bank
and as Syndication Agent

By:___________________________

Title:___________________________

FIRSTAR BANK, as a Bank and as Documentation Agent

By:___________________________

Title:____________________________

HUNTINGTON NATIONAL BANK

By:______________________________

Title:______________________________

COMERICA BANK

By:___________________________

Title:___________________________

FIFTH THIRD BANK

By:___________________________

Title:___________________________

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a) fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and agrees to all terms and provisions of the above Amendment applicable to it;

(b) agrees that its Guaranty and all other Loan Documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Agent and/or the Banks (collectively, the “Documents”) are hereby ratified and confirmed and shall remain in full force and effect, and the undersigned acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Document or any transactions in connection therewith; and

(c) acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.

NORTH COAST ENTERTAINMENT, INC.

By:	Thomas C. Braum, Jr.
Title:	Senior Vice President, CFO

HANDLEMAN CATEGORY MANAGEMENT COMPANY

By:	Thomas C. Braum, Jr.
Title:	Senior Vice President, CFO

HANDLEMAN DISTRIBUTION COMPANY

By:	Thomas C. Braum, Jr.
Title:	Vice President, Corporate Controller

HANDLEMAN ENTERTAINMENT RESOURCES LLC

By:	Thomas C. Braum, Jr.
Title:	Vice President, Corporate Controller

ANCHOR BAY ENTERTAINMENT, INC.

By:	Thomas C. Braum, Jr.
Title:	Senior Vice President, CFO

MADACY ENTERTAINMENT GROUP, INC.

By:	Thomas C. Braum, Jr.
Title:	Treasurer

LIFETIME HOLDING, INC.

By:	Thomas C. Braum, Jr.
Title:	Senior Vice President, CFO